Exhibit (25)(a)
Securities Act of 1933 File Nos. 333-88525 and ___________

______________________________________________________________________________

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

__________________________

FORM T-1

statement of eligibility under
the trust indenture act of 1939 of a
corporation designated to act as trustee
Check if an Application to Determine Eligibility of
a Trustee Pursuant to Section 305(b)(2)

_______________________________________________________

U.S. BANK NATIONAL ASSOCIATION
(Exact name of Trustee as specified in its charter)

31-0841368
I.R.S. Employer Identification No.

800 Nicolet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Peter M. Brennan
U.S. Bank National Association
1555 N. River Center Drive Suite 301
Milwaukee, WI 53212
(414) 905-5003

 (Name, address and telephone number of agent for service)

WPS Resources Corporation
(Issuer with respect to the Securities)

Wisconsin	39-1775292

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

700 North Adams Street, Green Bay WI	54301
(Address of Principal Executive Offices)	(Zip Code)

Indenture Senior Debt Securities Dated as of October 1, 1999
(Title of the Indenture Securities)

 ______________________________________________________________________________

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FORM T-1

Item 1. GENERAL INFORMATION. Furnish the following information as to the Trustee.

a) Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency
Washington, D.C.

b) Whether it is authorized to exercise corporate trust powers.

Yes

Item 2. AFFILIATIONS WITH OBLIGOR. If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15 Items 3-15 are not applicable because to the best of the Trustee's knowledge, the obligor is not in default under any Indenture for which the Trustee acts as Trustee.

Item 16. LIST OF EXHIBITS: List below all exhibits filed as a part of this statement of eligibility and qualification.

1. A copy of the Articles of Association of the Trustee. As now in effect.*

2. A copy of the certificate of authority of the Trustee to commence business.*

3. A copy of the certificate of authority of the Trustee to exercise corporate trust powers.*

4. A copy of the existing bylaws of the Trustee.*

5. A copy of each Indenture referred to in Item 4. Not applicable.

6. The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7. Report of Condition of the Trustee as of December 31, 2004, published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* A copy of each of these documents is on file with the Securities and Exchange Commission as an exhibit with corresponding exhibit numbers to the Form T-1 of Structured Obligations Corporation, filed pursuant to Section 305(b)(2) of the Trust Indenture Act of 1939, as amended, on November 16, 2001Registration No. 333-67188), and is incorporated herein by Registration Number 333-67188.

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NOTE

    The answers to this statement insofar as such answers relate to what persons have been underwriters for any securities of the obligors within three years prior to the date of filing this statement, or what persons are owners of 10% or more of the voting securities of the obligors, or affiliates, are based upon information furnished to the Trustee by the obligors. While the Trustee has no reason to doubt the accuracy of any such information, it cannot accept any responsibility therefor.

SIGNATURE

    Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Milwaukee, Wisconsin on the 28th day of April 2005.

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Peter M. Brennan
Peter M. Brennan
Vice President

By: /s/ Michael K. Herberger
Michael K. Herberger
Assistant Vice President

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Exhibit 6

CONSENT

    In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: April 28, 2005

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Peter M. Brennan
Peter M. Brennan
Vice President

By: /s/ Michael K. Herberger
Michael K. Herberger
Assistant Vice President

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Exhibit 7
U.S. Bank National Association
Statement of Financial Condition
As of 12/31/2004

($000's)

12/31/2004
Assets
Cash and Due From Depository Institutions	$6,340,324
Federal Reserve Stock	0
Securities	41,160,517
Federal Funds	2,727,496
Loans & Lease Financing Receivables	122,755,374
Fixed Assets	1,791,705
Intangible Assets	10,104,022
Other Assets	9,557,200
Total Assets	$194,436,638

Liabilities
Deposits	$128,301,617
Fed Funds	8,226,759
Treasury Demand Notes	0
Trading Liabilities	156,654
Other Borrowed Money	25,478,470
Acceptances	94,553
Subordinated Notes and Debentures	6,386,971
Other Liabilities	5,910,141
Total Liabilities	$174,555,165

Equity
Minority Interest in Subsidiaries	$1,016,160
Common and Preferred Stock	18,200
Surplus	11,792,288
Undivided Profits	7,054,825
Total Equity Capital	$19,881,473

Total Liabilities and Equity Capital	$194,436,638

___________________________________________________________________________
To the best of the undersigned's determination, as of the date hereof, the above financial information is true and correct.

U.S. Bank National Association

By: /s/ Peter M. Brennan
Vice President

Date: April 28, 2005

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